UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/11/2008

MTI Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23418

Delaware	95-3601802
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15641 Red Hill
Suite 200
Tustin, CA 92780
(Address of principal executive offices, including zip code)

949 251 1101
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of January 11, 2008, Scott Poteracki resigned as the Company's Executive Vice President, Chief Financial Officer, and Secretary and, effective as of January 14, 2008, was appointed to the position of Chief Restructuring Officer for the Company. As Chief Restructuring Officer, Mr. Poteracki will be responsible for providing strategic financial leadership for the Company by working with management to establish long-range goals, strategies, plans and policies and will also be aiding in the restructuring of the Company. Mr. Poteracki will be compensated for his services as Chief Restructuring Officer on an hourly basis at a rate of $250.00 per hour, and will work no more than 20 hours per month, unless Mr. Poteracki gives advance notice and obtains approval from the creditor committee to work additional hours. Mr. Poteracki will retain his laptop and continue to receive medical benefits.

    Mr. Poteracki was named the Company's Executive Vice President, Chief Financial Officer, and Secretary in November 2004. Prior to joining MTI, from October 2002 to November 2004, Mr. Poteracki was Chief Financial Officer for Cray, Inc., a provider of high-performance computing solutions. Mr. Poteracki served as Corporate Controller and Senior Director, Finance at Broadcom, Inc., from 2000 to 2002. Before joining Broadcom, Mr. Poteracki worked at Motorola, Inc. for more than 20 years, in various accounting and finance roles, including most recently as Corporate Director of Finance for their Internet & Networking Group.

    Effective as of February 1, 2008, Thomas P. Raimondi resigned as the Company's Chief Executive Officer and President. Mr. Raimondi will continue to work with the Company as a consultant, effective as of February 4, 2008. As a consultant, Mr. Raimondi will be responsible for providing strategic leadership for the Company by working with the Board of Directors and management to establish long-range goals, strategies, plans and policies. Mr. Raimondi will be compensated for his services as a consultant on an hourly basis at a rate of $300.00 per hour, and will work no more than 10 hours per month, unless Mr. Raimondi gives advance notice and obtains approval from the creditor committee to work additional hours. Mr. Raimondi will retain his laptop and continue to receive medical benefits.

    Mr. Raimondi was named the Company's President and Chief Executive Officer in December 1999 and Chairman of the Board of Directors in July 2002. As previously reported on the Company's 8-K filed on January 15, 2008, Mr. Raimondi resigned from his position as Chairman of the Board of Directors effective December 31, 2007. From April 2001 until July 2002, Mr. Raimondi was Vice Chairman of the Board of Directors. From July 1998 to December 1999, Mr. Raimondi was the Company's Chief Operating Officer. Mr. Raimondi served as Senior Vice President and General Manager from May 1996 until July 1998 and was Vice President, Strategic Planning, Product Marketing and Director of Marketing from 1987 until May 1996. Mr. Raimondi joined the Company in 1987. Mr. Raimondi was a member of the Board of Directors of The SCO Group, Inc. (formerly Caldera Systems Inc.) from September 1999 to December 2004.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI Technology Corporation

Date: September 25, 2008	By:	/s/ Scott J. Poteracki
Scott J. Poteracki
Chief Restructuring Officer